Calculation of Filing Fee Tables
S-8
CARVANA CO.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	2,665,416	$ 268.80	$ 716,463,820.80	0.0001531	$ 109,690.61
Total Offering Amounts:						$ 716,463,820.80		$ 109,690.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 109,690.61
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Registrant's Class A common stock, $0.001 par value per share (the "Class A Common Stock"), that become issuable under the Carvana Co. 2017 Omnibus Incentive Plan (as amended on June 5, 2017, August 22, 2017 and May 1, 2023) (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) This Registration Statement covers an additional 2,665,416 shares of the Registrant's Class A Common Stock, which are issuable pursuant to the Plan, which includes shares of Class A Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan. (3) Estimated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $268.80 the average of the high and low prices of the Registrant's Class A Common Stock as reported on The New York Stock Exchange on February 13, 2025 which date is within five business days prior to the filing of this Registration Statement.